UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021 (January 3, 2021)

SMTC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31051	98-0197680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7050 Woodbine Avenue Markham, Ontario,		CANADA L3R 4G8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (905) 479-1810

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On January 3, 2021, SMTC Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EMS Silver Inc., a Delaware corporation (“Parent”), and EMS Silver Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are controlled by funds affiliated with H.I.G. Capital (“H.I.G.”).

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). At the Effective Time (as defined in the Merger Agreement), and as a result of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), that is issued and outstanding immediately prior to the Effective Time, other than, (i)  Company Common Stock held by the Company as treasury stock or held by Parent or Merger Sub (or any direct or indirect wholly-owned subsidiaries of the Parent or Merger Sub), (ii) Dissenting Shares (as defined in the Merger Agreement) or (iii) as and if applicable, certain shares or equity of Company Common Stock held by certain employees of the Company (collectively, the “Rollover Stockholders”) and contributed to Parent prior to the Effective Time will be converted automatically into the right to receive $6.044 in cash, without interest, subject to any withholding of taxes required by applicable law (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time:

•

Each outstanding vested option to purchase Company Common Stock (each, a “Vested Company Option”) will automatically be cancelled and be converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock then underlying the Vested Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Vested Company Option.  Any Vested Company Option with an exercise price that is equal to or greater than the Merger Consideration will be cancelled for no consideration.

•

Each outstanding vested award of Company restricted stock units (each, a “Vested Company RSU”) will automatically be cancelled and be converted into the right to receive (without interest) an amount in cash equal to (x) the total number of shares of Company Common Stock then underlying such award of Vested Company RSUs, multiplied by (y) the Merger Consideration. Any unvested awards of Company restricted stock units will be terminated for no consideration.

•

Each outstanding warrant to purchase shares of Company Common Stock (each a “Company Warrant”), whether or not exercisable, will automatically be cancelled and be converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock underlying the Company Warrant multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Warrant.  Any such Company Warrant with respect to which the exercise price subject thereto is equal to or greater than the Merger Consideration will be cancelled for no consideration.

The Board of Directors of the Company (the “Board”) has unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for its adoption at the Special Meeting (as defined below), and (iv) recommended that the Company’s stockholders adopt the Merger Agreement.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Merger to close by the second quarter of 2021. The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special meeting of the stockholders of the Company that will be held on a date, and at the time and place (which may include a special meeting held in a virtual meeting format), to be announced (the “Special Meeting”).

The closing of the Merger is subject to various customary conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the voting power of the Company Common Stock (the “Company Stockholder Approval”); (ii) the absence of any order, injunction or law prohibiting the closing of the Merger; (iii) (a) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) the expiration of any waiting period under other applicable competition laws; and (iv) the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, and compliance with the covenants and agreements contained in the Merger Agreement as of the closing of the Merger. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement). The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain kinds of material transactions during such period, to convene and hold a special meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, to cooperate with Parent in connection with the financing for the Merger, to obtain regulatory approvals and, subject to certain customary exceptions, for the Board to recommend that the stockholders adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant that Parent use its reasonable best efforts to cause the financing for the Merger to be funded.

The Merger Agreement provides that, subject to certain exceptions set forth in the Merger Agreement and described below, the Company will become subject to customary “no shop” restrictions prohibiting the Company and its representatives from soliciting Acquisition Proposals from third parties, providing information to or participating in any discussions or negotiations with third parties regarding Acquisition Proposals, waiving or releasing any other person or entity under any “standstill” agreement or Takeover Laws (as defined in the Merger Agreement), or entering into any acquisition agreement with respected to an Acquisition Proposal.

Prior to obtaining the Company Stockholder Approval, the Board may effect a Change of Board Recommendation (as defined in the Merger Agreement and generally meaning a recommendation to the Company stockholders that is not in favor of the Merger) if the Company has received a bona fide written Acquisition Proposal (other than as a result of a breach of Section 5.3 of the Merger Agreement) that the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account such factors as the Board considers in good faith to be appropriate (including the identity of the third party making such Acquisition Proposal, all financial, regulatory, legal and other aspects of such proposal and the conditionality, timing and likelihood of consummation of such proposal) would be more favorable from a financial point of view to the stockholders of the Company than the Merger (taking into account any adjustments to the Merger Agreement proposed by Parent as described below) (a “Superior Proposal”) and the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to make such a Change of Board Recommendation in response to the receipt of such Superior Proposal would be inconsistent with its fiduciary duties under applicable law. In addition, prior to obtaining the Company Stockholder Approval, the Board may also, subject to requirements specified in the Merger Agreement, terminate the Merger Agreement in response to a Superior Proposal.

Prior to taking the actions described above, the Company must provide Parent with at least three business days’ advance written notice (the “Notice Period”) of the Company’s intention to take such action, which notice must include a copy of such Superior Proposal and all related documentation. To the extent Parent requests, the Company is required to direct its representatives to negotiate with Parent in good faith during the Notice Period regarding any amendments or modifications to the Merger Agreement proposed in writing by Parent and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal. Following the Notice Period, and taking into account any amendments or modifications proposed by Parent to the terms of the Merger Agreement, the Board may terminate the Merger Agreement if it determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal would continue to constitute a Superior Proposal and that failure to terminate the Merger Agreement in favor of the Superior Proposal would be inconsistent with the Board’s fiduciary duties under applicable law. Subject to similar provisions and requirements in the Merger Agreement, including a four business day notice period, the Board may also effect a Change of Board Recommendation with respect to an Intervening Event (as defined in the Merger Agreement).

Parent and Merger Sub have secured committed financing, consisting of a combination of equity financing to be provided by funds affiliated with H.I.G. Capital and debt financing to be provided by Cerberus Business Finance, LLC, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses and prepayment of debt under the Company’s credit facilities. The availability of the debt financing is subject to the satisfaction of customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal or the Board effecting a Change of Board Recommendation, the Company will be required to pay to Parent a termination fee of $5,560,000 million. The termination fee may also be payable by the Company if another Acquisition Proposal has been made or publicly known and (i) the Merger Agreement is terminated because: (a) of the failure to obtain the Company Stockholder Approval, (b) the Effective Time has not occurred on or before the Outside Date (defined below), or (c) the Company would not be reasonably capable of satisfying its closing conditions due to a breach of its representations, warranties or covenants, and (ii) the Company enters into a definitive agreement with respect to any Acquisition Proposal or a transaction contemplated by any Acquisition Proposal is consummated, in each case within twelve months after the Merger Agreement is terminated. In addition, if the Merger Agreement is terminated by either party because the Company’s stockholders fail to adopt the Merger Agreement, or by Parent due to the Company’s uncured material breach, the Company will be required to reimburse up to 50% of Parent expenses incurred, up to $2,500,000 in the aggregate.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by May 25, 2021 (the “Outside Date”), provided that neither the Company nor Parent may terminate the Merger Agreement pursuant to this right if there has been a material breach of such party’s material representations, warranties or covenants under the Merger Agreement, and such breach primarily caused or resulted in the failure of the Merger Agreement to be consummated prior to the Outside Date.

If the Company terminates the Merger Agreement because (i) Parent would not be reasonably capable of satisfying its closing conditions due to a willful breach of its representations, warranties or covenants; or (ii) Parent fails to close the Merger when required to do so under the terms and conditions under the Merger Agreement, then, subject to additional criteria set forth on the Merger Agreement, Parent will be required to pay a termination fee of $11,120,000 million.  H.I.G. has entered into a limited guarantee, in which it guarantees the payment of the Parent termination fee and to reimburse the Company for debt financing costs, subject to an overall limit of $12,970,000.  The Company may not recover any amounts against H.I.G., Parent or their affiliates other than the amount of the Parent termination fee, debt financing reimbursement costs and the costs to enforce the guarantee.

In addition, in connection with the Merger Agreement, certain employees of the Company have entered or may be entering into one or more forms of Rollover and Contribution Agreements, pursuant to which they will (i) contribute certain shares or equity of Company Common Stock that they own to Parent immediately prior to the Closing of the Merger, and/or (ii) invest certain of their Merger Consideration in Parent as of immediately following the Closing of the Merger.

The foregoing description of the Merger Agreement is only a summary and has been included to provide investors and stockholders of the Company with information regarding the terms thereof. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company are not third-party beneficiaries under the Merger Agreement and accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the United States Securities and Exchange Commission (the “SEC”).

Upon the closing of the Merger, the Company Common Stock will be delisted from the Nasdaq Global Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Voting Agreement

On January 3, 2021, concurrently with the execution of the Merger Agreement, each director and executive officer of the Company and Red Oak Partners, LLC (“Red Oak Partners,” and, together with the directors and executive officers of the Company, the “Voting Agreement Stockholders” and, each, a “Voting Agreement Stockholder”) entered into a Voting Agreement (the “Voting Agreement”) with Parent. Red Oak Partners is the Company’s largest stockholder and Mr. David Sandberg, a member of the Board, is the managing member of Red Oak Partners.

Pursuant to the Voting Agreement, each Voting Agreement Stockholder agreed to, among other things, and subject to certain conditions, vote for the Merger and against any other Acquisition Proposal, not transfer stock of the Company, and not engage in solicitation of alternative transactions and similar matters. Notwithstanding the foregoing, each Voting Agreement Stockholder entered into the Voting Agreement solely in such Voting Agreement Stockholder’s capacity as a stockholder of the Company, and not in such Voting Agreement Stockholder’s capacity as a director, officer or employee of the Company or any of its subsidiaries, if applicable. Furthermore, nothing in the Voting Agreement shall (or require any Voting Agreement Stockholder to attempt to) limit or restrict a director or officer of the Company in the exercise of the director’s or officer’s fiduciary duties as a director or officer of the Company or be construed to create any obligation on the part of any director or officer of the Company from taking any action in the capacity as a director or officer.

The shares of Company Common Stock covered by the Voting Agreement constitute approximately 30% of the issued and outstanding shares of Company Common Stock.

The Voting Agreement will terminate upon the earliest of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms; (iii) with respect to any Voting Agreement Stockholder, the mutual written agreement of such Voting Agreement Stockholder and Parent to terminate the Voting Agreement; (iv) the occurrence of a Change of Board Recommendation with respect to a Superior Proposal pursuant to the terms of the Merger Agreement; or (v) with respect to any Voting Agreement Stockholder, unless such Voting Agreement Stockholder has provided their consent, the effectiveness of any amendment to the Merger Agreement that results in (a) a change to the form of consideration to be paid, or (b) a decrease in the Merger Consideration.

The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Tax Benefits Preservation Plan

In connection with the Merger and the execution of the Merger Agreement, the Board exercised its discretionary authority under the Company’s Tax Benefits Preservation Plan, dated as of December 29, 2014 (the “NOL Plan”), to exempt Parent, Merger Sub, and their affiliates (collectively, the “Exempt Persons”) from the definition of “Acquiring Person” (as defined in the NOL Plan) under the Plan, unless and until the Merger Agreement terminates (in which event the Exempt Persons will no longer be exempt as Acquiring Persons).

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 1.01 above with respect to the NOL Plan is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed, on November 4, 2020, the Company announced that Richard J. Fitzgerald, Chief Operating Officer, has decided for personal reasons to pursue other opportunities. On January 3, 2021, the Company and Mr. Fitzgerald entered into a Separation Agreement, pursuant to which Mr. Fitzgerald’s employment will terminate effective March 31, 2021, unless extended at the discretion of the Chief Executive Officer in the event certain operational projects are not substantially completed by that date. The Separation Agreement provides that Mr. Fitzgerald will (i) receive severance in the amount of $323,100, payable beginning on his termination date, (ii) refrain from competing in the Company’s industry or soliciting the Company’s employees for a period of 12 months following his termination date, (iii) refrain from soliciting the Company’s customers for a period of 24 months following his termination date, and (vi) release any claims against the Company or its affiliates.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger Agreement, the Board approved an amendment (the “By-Laws Amendment”) to the Company’s Second Amended and Restated By-Laws (as amended to date, the “By-Laws”) to add a new Section 6.15 to Article 6 of the By-Laws containing exclusive forum selection provisions, effective immediately.

The new Section 6.15 provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim arising pursuant to any provision of the Company’s certificate of the incorporation or the By-Laws or governed by the internal affairs doctrine.

The new Section 6.15 also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district court for the District of Delaware (or if such court does not have jurisdiction over such action, any other federal district court of the United States), to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933, as amended.

The foregoing summary of the By-Laws Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the By-laws Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

On January 4, 2021, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Also, on January 4, 2021, the Company issued communications to its customers and employees concerning the Merger Agreement and the proposed Merger. Copies of these communications are filed as Exhibit 99.2 and Exhibit 99.3 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Additional Information and Where to Find It:

This communication relates to the proposed Merger involving the Company. In connection with the proposed Merger, the Company will file a preliminary proxy statement and file or furnish other relevant materials with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.smtc.com. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: SMTC Corporation, 425 North Drive, Melbourne, Florida 32934, Attention: Secretary, (321) 409-4718.

Participants in the Solicitation

The Company, H.I.G. and certain of their respective directors, executive officers, certain other members of management and employees of the Company and H.I.G. and agents retained by the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed Merger. Information about directors and executive officers of the Company and their beneficial ownership of the Company’s common stock is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2020 annual meeting of stockholders, as filed with the SEC on June 26, 2020. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed Merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the proposed Merger the Company will file with the SEC and furnish to the Company’s stockholders.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits furnished or filed herewith, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the proposed Merger and the ability to consummate the proposed Merger. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain stockholder approval as required for the proposed Merger; (2) the conditions to the closing of the proposed Merger may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed Merger may involve unexpected costs, liabilities or delays, including the payment of a termination fee to Parent by the Company; (4) the business of the Company may suffer as a result of uncertainty surrounding the proposed Merger; (5) the effect of the announcement or pendency of the proposed Merger on the Company’s business relationships, including with customers and suppliers; (6) the outcome of any legal proceedings related to the proposed Merger; (7) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors, including, but not limited to, future response to, and effects of, the COVID-19 pandemic, including the Company’s continued operations, customer demand, supply chain availability and implementation of protective measures and public policy response to the COVID-19 pandemic, including legislation or restrictions; (8) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (9) the attention of the Company’s management and employees may be diverted from ongoing business concerns as a result of the proposed Merger; (10) limitations placed on the Company’s ability to operate its business under the proposed Merger Agreement; (11) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed Merger; (12) the fact that under the terms of the Merger Agreement, the Company is restricted from soliciting other acquisition proposals; (13) the failure by Parent or Merger Sub to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed Merger; and (14) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be completed within the expected time period or at all, which may adversely affect the Company’s business and the price of the Company’s common stock.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained in the Company’s SEC filings, including, but not limited to, the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the SEC on March 13, 2020, as updated by the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 29, 2020, June 28, 2020 and September 27, 2020, filed with the SEC on May 7, 2020, August 6, 2020 and November 5, 2020, respectively. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, the Company does not intend, and assumes no obligation, to update any forward-looking statements. The Company’s stockholders are advised, however, to consult any future disclosures the Company makes on related subjects as may be detailed in the Company’s other filings made from time to time with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of January 3, 2021, by and among EMS Silver Inc., EMS Silver Merger Sub Inc. and SMTC Corporation.
3.1	Amendment No. 3 to Second Amended and Restated By-Laws of SMTC Corporation.
10.1	Voting Agreement, dated as of January 3, 2021, among EMS Silver Inc. and the persons listed on Schedule A thereto.
99.1	Press Release, dated January 4, 2021.
99.2	Letter to customers, dated January 4, 2021.
99.3	Letter to employees, dated January 4, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: January 4, 2021	By:	/s/ Edward Smith
Edward Smith
President and Chief Executive Officer